EXHIBIT 10.6


                               INCUBATE THIS! INC.
                         DIRECTOR AND OFFICER AGREEMENT

     DIRECTORS AGREEMENT made as of this 1st day of May, 2000 by and between INCUBATE THIS! INC., a Colorado corporation, having an office at 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480 (hereinafter referred to as
"Incubate") and RONI GREENBAUM, an individual residing at 27 Green Street, London, England W1 (hereinafter referred to as "GREENBAUM").

                              W I T N E S S E T H:

     WHEREAS, Incubate desires to retain GREENBAUM as a Director and Officer for Incubate; and

     WHEREAS, GREENBAUM is willing to act as a Director and Officer of Incubate upon the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

     1. Retain GREENBAUM as Director. Incubate hereby retains GREENBAUM as a Non-Executive Director of Incubate until removed by the board or until the next annual meeting of shareholders of Incubate whereby such shareholders vote to elect directors of Incubate.

     2. Retain GREENBAUM as Secretary. Incubate hereby retains GREENBAUM as Secretary of Incubate until removed or replaced by the Board.

     3. Duties. GREENBAUM shall perform those functions generally performed by persons of such title and position, shall attend meetings of the Board providing sufficient notice of the board meetings are given to him and shall perform any and all related duties and shall have any and all powers as may be prescribed by resolution of the Board, and shall be available to confer and consult with and advise the officers and directors of Incubate at such times that may be required by Incubate.

     4. Compensation.

     (i) GREENBAUM shall receive non refundable compensation of 150,000 shares of the restricted common stock of the Company upon completion of three (3) months of duties as a director or secretary.


     5. Expenses. GREENBAUM shall submit to Incubate reasonably detailed receipts with respect thereto which substantiate GREENBAUM's expenses, including expenses to attend all board meetings and Incubate shall reimburse GREENBAUM for all reasonable documented expenses.

     6. Secrecy. At no time shall GREENBAUM disclose to anyone any confidential or secret information (not already constituting information available to the public) concerning (a)


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internal  affairs  or  proprietary   business  operations  of  Incubate  or  its
affiliates or (b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

     7. Termination.

       a.  Termination by Incubate

     (i) Incubate may terminate this Agreement immediately for Cause. For purposes hereof, "Cause" shall mean (A) the conviction of GREENBAUM for the commission of a felony against the Incubate; and/or (B) the habitual abuse of alcohol or controlled substances. In no event shall alleged incompetence of GREENBAUM in the performance of GREENBAUM's duties be deemed grounds for termination for Cause.

     (ii) This agreement automatically shall terminate upon the death of GREENBAUM, except that GREENBAUM's estate shall be entitled to receive any amount accrued under Section 3 for the period prior to GREENBAUM's death and any other amount to which GREENBAUM was entitled of the time at his death.

     8. Arbitration. Any controversies between Incubate and GREENBAUM involving the construction or application of any of the terms, provisions or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been waived. An arbitrator shall be selected according to the procedures of the American Arbitration Association. The cost of arbitration shall be borne by the losing party unless the arbitrator shall determine otherwise. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

     9. Attorneys' Fees and Costs. If any action at law or in equity is necessar to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

     10. Entire Agreement; Survival. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Incubate and GREENBAUM with respect to GREENBAUM's employment by Incubate. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the GREENBAUM and the Incubate, or any waiver, change, discharge or modification as sought. Waiver of or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights. The provisions of this Agreement shall survive the termination of this Agreement.

     11. Assignment. This Agreement shall not be assigned to other parties.

     12. Governing Law. This Agreement and all the amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the State of Florida, without regard to the conflicts of laws principles thereof.


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     13. Notices. All notices, responses,  demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when

          a.  delivered  by hand;

          b. sent be telex or telefax, (with receipt confirmed), provided tha a copy is mailed by registered or certified mail, return receipt requested; or

          c. received by the addressee as sent by express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

(i) if to Incubate: INCUBATE THIS! INC.         Copy to: Donald F. Mintmire,Esq.
                    Attn: Sharone Perlstein              Mintmire & Associates
                    265 Sunrise Avenue, Suite 204        265 Sunrise Avenue, Suite 204
                    Palm Beach, Florida 33480            Palm Beach, FL 33480
                    Telefax: (561) 659-5371              Telefax: (561) 659-5371
                    Telephone:(561) 832-5696             Telephone: (561) 832-5696

(ii)if to GREENBAUM:Roni Greenbaum
                    27 Green Street
                    London, England W1
                    Telephone:

     14. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

     15. Prior Agreements. Any prior Agreements between the parties with respect to this subject matter is null and void nunc pro tunc.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

ATTEST:                                      INCUBATE THIS! INC.


By:                                          By: /s/ Sharone Perlstein
--------------------------                   -------------------------
                                             Sharone Perlstein
                                             President

WITNESS:
By:                                          By: /s/ Roni Greenbaum
--------------------------                   -------------------------
                                             Roni Greenbaum